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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Tekni-Plex, Inc.
  Somerville, New Jersey

     We hereby consent to the inclusion in this Registration Statement of Tekni-Plex, Inc. on Form S-4 of our reports dated September 20, 1996, on our audits of the consolidated financial statements of Tekni-Plex, Inc. and subsidiary as of June 28, 1996 and June 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 28, 1996 and June 30, 1995 and the periods March 19, 1994 through July 1, 1994 and January 1, 1994 through March 18, 1994, which reports included an explanatory paragraph related to the predecessors' basis of accounting for the period January 1, 1994 through March 18, 1994, which reports are included in this Form S-4 and of our report dated September 20, 1996 relating to the financial statement schedules appearing elsewhere in this Form S-4.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ BDO SEIDMAN, LLP
                                              BDO Seidman, LLP

Woodbridge, New Jersey
July 16, 1997